UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)
September 11, 2004

RESOLUTION PERFORMANCE PRODUCTS LLC

(Exact name of registrant as specified in its charter)

Delaware	333-57170	76-0607613

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

RPP CAPITAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	333-57170-01	76-0660306

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1600 Smith Street, Suite 2400
Houston, Texas 77002
(Address of principal executive offices including Zip Code)

(888) 949-2502
(Registrant’s telephone number, including area code)

N.A.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-(c))

Item 1.01 Entry into a Material Definitive Agreement.

     On September 11, 2004, Resolution Performance Products LLC (the “Registrant”) entered into an employment agreement with Layle K. Smith relating to the terms of his employment with the Registrant as President and Chief Operating Officer. The information set forth in Item 5.02 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.02(c) Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

     (c) On September 11, 2004, the Registrant entered into an employment agreement with Layle K. Smith pursuant to which Mr. Smith will be appointed President and Chief Operating Officer of the Registrant effective September 20, 2004. Mr. Smith will replace Jeffrey M. Nodland, who on August 2, 2004 resigned from his position with the Registrant and accepted the position of President and Chief Operating Officer of Resolution Specialty Materials Inc., an affiliate of the Registrant.

     Mr. Smith is 49 years of age and graduated in 1981 from Harvard University with a Masters of Business Administration and in 1977 with a Bachelors of Arts in Chemistry. From 2002 to 2004, Mr. Smith was Chief Executive Officer and Director of NxtPhase Corporation, a manufacturer of high voltage digital optical sensors, relays and recorders. From 1998 to 2001, Mr. Smith was President and Chief Operating Officer and a member of the board of directors of Ballard Power Systems, a producer of fuel cells. From 1987 to 1998, Mr. Smith served in various capacities at The Dow Chemical Company, including Business Vice President Specialty Chemicals, Vice President, Strategic Development, Chemicals and Plastics, President, Dow Quimica Mexicana, Business Director, North American Polyethylene, Business Director, Polyethylene (U. S.), Business Director Dowlex and HDPE Polyethylene (U.S.). From 1987 to 1989, Mr. Smith was Chief Executive Officer and Chairman of the Board of ZIP PAK. From 1977 to 1987, Mr. Smith was the Business Director, United States Films Division of The Dow Chemical Company.

     Under the employment agreement, Mr. Smith will receive an annual base salary of $300,000, subject to any increase as determined by the board of directors or its compensation committee. Mr. Smith will also receive a signing bonus of $100,000 within 30 days after the commencement date of his employment. In addition, Mr. Smith is entitled to receive an annual cash bonus based upon achievement of certain operating and/or financial goals, with an annual target bonus amount equal to fifty percent of Mr. Smith’s then-current annual base salary. Mr. Smith will also participate in the Registrant’s executive supplemental bonus plan and be entitled to receive up to eight quarterly payments thereunder. Mr. Smith will also be entitled to participate in the Registrant’s benefit plans.

     The term of Mr. Smith’s employment agreement is initially three years, with automatic extensions for additional one year periods if neither party gives at least 120 days’ notice that the term will not be so extended. The Registrant may terminate Mr. Smith’s employment at any time and for any reason, and Mr. Smith may resign at any time and for any reason, but in either case, Mr. Smith will be entitled to receive the amounts specified in the employment agreement. Under his employment agreement, Mr. Smith has also agreed to non-competition provisions. If any such payments made to Mr. Smith under the employment agreement constitute a “parachute payment,” as defined in Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), then the total amount of payments or benefits payable to Mr. Smith will be reduced to the largest amount such that the provisions of 280G of the Code relating to “excess parachute payments” shall no longer be applicable.

     In addition to the compensatory arrangements contained in the employment agreement, the Registrant expects that Mr. Smith will be granted 7,000 options with an option price of $100 per share issued under the terms of the Resolution Performance Products Inc. option plan and allowed to participate in the purchase of 900 shares of Resolution Performance Products Inc.’s common stock at a purchase price of $100 per share and $210,000 aggregate principal amount of 10.9% Junior Subordinated Notes due 2012. In addition, it is expected that Mr. Smith will be granted 1,250 options with an option price of $100 per share issued under the Resolution Specialty Materials Inc. option plan and will be allowed to participate in the purchase of 2,000 shares of Resolution Specialty Materials Holdings LLC common stock at a purchase price of $100 per share.

     A copy of the employment agreement between the Registrant and Mr. Smith is filed as Exhibit 10.1 to this Current Report on Form 8-K. A copy of the press release announcing the appointment of Mr. Smith as the Registrant’s President and Chief Operating Officer is filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

     (c) Exhibits

Exhibit
No.	Document
10.1	Employment agreement dated as of September 11, 2004 by and between Resolution Performance Products LLC and Layle K. Smith.

99.1	Press Release dated September 16, 2004

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RESOLUTION PERFORMANCE PRODUCTS LLC (Registrant)
Dated: September 16, 2004	By:	/s/ David S. Graziosi
Title: Executive Vice President
and Chief Financial Officer

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RPP CAPITAL CORPORATION (Registrant)
Dated: September 16, 2004	By:	/s/ David S. Graziosi
Title: Executive Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description of Exhibits
10.1	Employment agreement dated as of September 11, 2004 by and between Resolution Performance Products LLC and Layle K. Smith.

99.1	Press Release dated September 16, 2004